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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT*

                                  (FLOW CHART)

* Pro forma Organizational Chart of Mid-America Bancshares, Inc., upon completion of the share exchange. Prior to consummation of the share exchange, Mid-America Bancshares, Inc., has no subsidiaries.

                    Mid-America Bancshares, Inc.

                          |                 |

                        (100%)            (100%)

                          |                 |

                    Bank of the South     PrimeTrust Bank

                          |                 |

                        (100%)            (100%)

                          |                 |

                    BOS Services, Inc.   Westside Title, Inc.